[MCGLADREY & PULLEN LETTERHEAD]

December 2, 2011

U.S. Securities and Exchange Commission
Washington, DC 20549

Re: Savient Pharmaceuticals, Inc.
File No. 0-15313

Commissioners:

We have read Savient Pharmaceuticals, Inc's statements included under Item 4.01 of its Form 8-K filed on December 2, 2011 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

[MCGLADREY & PULLEN LETTERHEAD]

December 2, 2011

Mr. Stephen O. Jaeger
Chairman Audit and Finance Committee
Savient Pharmaceuticals, Inc.
One Tower Center
East Brunswick, New Jersey 08816

Dear Mr. Jaeger:

This is to confirm that the client-auditor relationship between Savient Pharmaceuticals, Inc. (U.S. Securities and Exchange Commission File No. 0-15313) and McGladrey & Pullen, LLP, independent registered public accounting firm, has ceased.

Very truly yours,

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

cc: Office of the Chief Accountant
PCAOB Letter File
U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549